UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CLICK HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit 709, 7/F., Ocean Centre 5 Canton Road Tsim Sha Tsui, Kowloon Hong Kong	Not applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Share Par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-280522

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, par value $0.0001 per share, of Click Holdings Limited (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Share Capital” in the prospectus constituting a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-280522), originally filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2024, as subsequently amended, and is incorporated herein by reference. The description of the ordinary shares included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 7, 2024

	By:	/s/ Chan Chun Sing
	Name:	Chan Chun Sing
	Title:	Chief Executive Officer (Principal Executive Officer)

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